SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     December 13, 2001

NEW DRAGON ASIA CORP.

(Exact name of Registrant as Specified in Charter)

Florida		65-0926223

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1304, Wing On Centre 111 Connaught Road Central Sheung Wan, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code        (852) 2815-9892

BIO-AQUA SYSTEMS, INC.      350 E. Las Olas Blvd., Suite 1700, Ft. Lauderdale, Florida 33301

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

New Dragon Asia Corp. (the “Registrant”) entered into an Amended and Restated Exchange Agreement, dated as of December 13, 2001 (the “Exchange Agreement”) by and among the Registrant, Max Rutman, Flagship Import Export LLC, a Nevada limited liability company and New Dragon Asia Food Limited, a company organized under the laws of the British Virgin Islands (“New Dragon”). Pursuant to the Exchange Agreement, on December 13, 2001 (the “Closing Date”), the Registrant acquired from New Dragon all of its equity interests of four companies organized under the laws of the British Virgin Islands (each a “Subsidiary” and, collectively the “Subsidiaries”) each of which in turn hold an interest in a separate sino-foreign joint venture, which equity interests constituted all of the issued and outstanding equity interests of the Subsidiaries in exchange for 37,963,263 shares of common stock of the Registrant.

On the Closing Date, Max Rutman, Nestor Lagos Pedro, Sayes and Oscar Cornejo resigned from the board of directors and on December 14, 2001 Xue Jun Song, Man Fai Leung, Shu Hua Zhang and Wing Leung Lai became members of the board of directors of the Registrant. The directors then elected Wing Leung Lai as the Chief Financial Officer, Shu Hua Zhang as the Deputy General Manager and Xue Jun Song as the Chief Executive Officer.

The following table sets forth certain information after giving effect to the issuance of the securities at the Closing with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant’s directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group.

Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:

	Total Number
Name	Of Shares	Percentage Ownership

New Dragon Asia Food Ltd.	34,999,469	89.46%
All Directors and Executive Officers (4 persons)	-0-	—

Item 2. Acquisition or Disposition of Assets.

The information set forth above under “Item 1. Changes in Control of Registrant” is incorporated herein by reference.

As described in Item 1 above, pursuant to the Exchange Agreement, the Registrant acquired all of the issued and outstanding equity interest of New Dragon. In consideration therefor, the Registrant issued to New Dragon 37,963,263 shares of common stock of the Registrant. The consideration for the acquisition of New Dragon was negotiated on an arms length basis.

New Dragon Asia Food Group is comprised of four limited liability companies organized under the laws of the British Virgin Islands. New Dragon Asia Food Group is principally engaged in the manufacturing, marketing and distribution of instant noodles and flour in Mainland China. The sole interest holder of New Dragon Asia Food Group is New Dragon Asia Food Limited, a company organized under the laws of the British Virgin Islands. New Dragon Asia Food Group’s principal offices are located in Hong Kong.

Item 5. Other Events.

The Registrant has moved its principal executive offices from 350 E. Las Olas Blvd., Suite 1700, Ft. Lauderdale, Florida 33301 to Suite 1304, 13th Floor Wing On Centre Connaught Road, Central Hong Kong.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

a)	Financial Statements of Businesses Acquired.

b)	Pro Forma Financial Information.

The financial statements required by these items incorporated by referenced from the Definitive Proxy Statement filed on October 20, 2001.

(c)	Exhibits.

10.1	Amended and Restated Exchange Agreement, dated as of December 13, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

Date December 26, 2001	By	/s/ Willie Lai

Name: Willie Lai Title: Chairman of the Board